AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                              Quarter Ended Sept. 30,  Year-to-Date Ended Sept. 30,
(in 000's)                                                    1995        1994           1995        1994
===================================================================================================================
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                          $6,240      $5,549        $11,997     $16,322
  SHARES
    Weighted average number of common shares                   14,089      14,022         14,069      14,018

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                210         234            190         212
                                                              -------      ------        -------      ------
    Weighted average number of shares, as adjusted             14,299      14,256         14,259      14,230
                                                              =======      ======        =======      ======

  PRIMARY EARNINGS PER SHARE*                                  $0.436      $0.389         $0.841      $1.147
                                                              =======      ======        =======      ======

FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                          $6,240      $5,549        $11,997     $16,322

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                             14,299      14,256         14,259      14,230

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                 42      --                 64          27
                                                              -------      ------        -------      ------
    Weighted average number of shares, as adjusted             14,341      14,256         14,323      14,257
                                                              =======      ======        =======      ======

  FULLY DILUTED EARNINGS PER SHARE*                            $0.435      $0.389         $0.838      $1.145
                                                              =======      ======        =======      ======




* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.